COMSTOCK MINING UPDATES NI 43-101 TECHNICAL REPORT

M&I RESOURCE INCREASES to 2.15 MILLION GOLD-EQUIV OUNCES,

LUCERNE M&I INCREASES 25%, WITH NEWLY DISCOVERED CHUTE ZONE

Virginia City, NV (February 7, 2013) -- Comstock Mining Inc. or “the Company” (NYSE MKT: LODE) announced today the highlights of its fourth National Instrument 43-101 (NI 43-101) technical report (the “2013 Report”, or the “Report”) authored by Behre Dolbear & Company (USA), Inc. of Denver Colorado. The Report declared a mineral resource estimate for the Comstock Mine Project in Storey and Lyon Counties, Nevada, of Measured and Indicated Resources containing 1,824,000 ounces of gold and 17,100,000 ounces of silver, for a total of 2,150,000 gold equivalent ounces1, and an estimate of an Inferred Resource containing an additional 870,000 gold equivalent ounces. These estimates include the newly identified Chute Zone, a wedge-like, structurally bounded zone that hosts significant gold and silver. The Report also includes an additional 200,000 gold equivalent ounces outside of the modeled area, in the Historical Resource Category.

COMSTOCK MINE PROJECT RESOURCE SUMMARY
	Tons[i]	Au (opt)	Ag (opt)	Total Au (ounces)	Total Ag (ounces)
Measured Resource	35,230,000	0.030	0.307	1,057,000	10,820,000
Indicated Resource	26,650,000	0.029	0.236	767,000	6,280,000
Total Measured and Indicated ii	61,880,000	0.029	0.276	1,824,000	17,100,000

Inferred Resource	34,890,000	0.022	0.166	758,000	5,790,000
i.	Resource total based on a gold cutoff of 0.007 ounces per ton
ii.	Rounding differences may occur

1 Gold equivalent ounces were calculated using January 31, 2013 London PM prices of $1,664.75 per ounce of gold and $32.03 per ounce of silver, as published by kitco.com. This resulted in a ratio of 51.97 ounces of silver per equivalent ounce of gold, without taking into consideration the relative recoveries of gold and silver. The Company’s current estimates for heap leach recovery are 70% for gold and 45% for silver.

P.O. Box 1118 • 1200 American Flat Road • Virginia City, NV 89440	Investors (775) 847-0545 • Facsimile (775) 847-4762

Comstock Mining Inc.’s Chief Executive Officer, Corrado De Gasperis commented, “Discovery of the East-side Chute Zone and the better than expected increase of Measured and Indicated Resource in Lucerne is tremendously rewarding for our team. Quantifying over 3.2 million gold-equivalent ounces, on just a fraction of our land position, provides us with significant confidence in the long-term future of the Lucerne Mine and our overall resource goals.”

The 2013 Report incorporates the results of the Company’s 2012 drilling program, which ran from January 25, 2012 through December 7, 2012. The program focused on infill and development drilling in the Lucerne Resource area, comprised of 391 holes totaling 146,274 feet. The drilling program consisted of 364 reverse circulation (RC) holes, totaling 138,521 feet, and 27 core holes, totaling 7,754 feet. The drilling totals also included fourteen widely-spaced exploration holes in Spring Valley (previously announced in a May 9, 2012 Press Release) and 22 step-out and infill holes in the East Side target (previously announced in a November 7, 2012 Press Release). The total cost of the program was $4.87 million, with an average cost per foot of $33.26.

The 2013 Report comments, “Behre Dolbear believes the Comstock Mine Project represents a well-explored epithermal precious metal deposit within a world-class mining district… The geology of the project area is well described and understood through vigorous surface mapping and drill hole logging. The density of geologic data is high and the reliability is excellent, particularly in the various Lucerne Mine areas.”

The Report also comments on the Company’s completely redesigned and rebuilt processing facility, and the operating results through the end of 2012. The Company estimates that the heap leach ultimate recovery will average over 70% for gold and over 45% for silver.

Lucerne Area Details

The Lucerne Resource Area includes the previously operated Lucerne, Hartford, and Billie the Kid pits; the historic Justice and Keystone surface cuts and underground mines; and the historic Woodville bonanza. The modeled mineralization covers approximately 5,400 feet of strike length. The Lucerne Resource Area is also host to the Company’s Lucerne Mine, opened in 2012, with an associated heap leach and Merrill-Crowe processing facility.

COMSTOCK MINING
P.O. Box 1118 • 1200 American Flat Road • Virginia City, NV 89440	Investors (775) 847-0545 • Facsimile (775) 847-4762

The Lucerne development drilling directly supported the start-up of the Lucerne Mine, extending the life of the mine plan, and confirming the continuity of the mineralization.

Chute Zone Discovery

Although the Company drilled a limited number of East-side holes, the results led to the discovery and interpretation of the “Chute Zone” by Company geologists. This intersection between the northwest striking and northeast dipping Silver City fault, and a series of northeast striking and southeast dipping structures hosts a zone of enhanced mineralization. The zone consistently averages 0.095 ounces of gold per ton over drill intercepts of 50 to 270 feet, and has currently mapped dimensions of 100 to 150 feet by 100 feet by 450 feet.

“Since 2008, our geologists have recognized the enhanced grades of precious metals when northeasterly striking mineralized structures intersected the Silver City fault zone,” stated Larry Martin, VP of Exploration and Mine Development. “Now we have identified a specific, wedge-like, structurally bounded zone that hosts significant gold and silver, which we are calling the ‘Chute Zone’. The geometric shape is similar to high grade zones historically mined in the Comstock district as bonanzas.”

Behre Dolbear concluded, “Exploration opportunities to expand the known mineralization down-dip and along strike to the north, south, and east are still good, and excellent in the East Side and Chute zones, and have the potential of adding considerably to the estimated Measured and Indicated Resource.”

COMSTOCK MINING
P.O. Box 1118 • 1200 American Flat Road • Virginia City, NV 89440	Investors (775) 847-0545 • Facsimile (775) 847-4762

Comstock Mine Project Drill Assays - Lucerne
(Storey County, NV) As of December 2012
Comstock Mining, Inc.
Aerial Photo taken July 2012
1.000 - 3.562 Au (opt)
0.501 - 0.999 Au (opt)
0.101 - 0.500 Au (opt)
0.051 - 0.100 Au (opt)
0.025 - 0.050 Au (opt)
0.000 - 0.024 Au (opt)
N
Feet
0
250
500
1,000

COMSTOCK MINING
P.O. Box 1118 • 1200 American Flat Road • Virginia City, NV 89440	Investors (775) 847-0545 • Facsimile (775) 847-4762

The updated resource estimate for the Lucerne Resource Area incorporates these new results, and now totals 53,550,000 tons of Measured and Indicated Resources, containing 1,586,000 ounces of gold and 15,330,000 ounces of silver. The total of 1,880,000 gold-equivalent ounces1 in the Lucerne Resource Area is a 25% increase over the total stated in the September, 2011 Technical Report (the “2011 Report”).

LUCERNE RESOURCE AREA SUMMARY
	Tons[i]	Au (opt)	Ag (opt)	Total Au (ounces)	Total Ag (ounces)
Measured Resource	32,620,000	0.030	0.311	979,000	10,140,000
Indicated Resource	20,930,000	0.029	0.248	607,000	5,190,000
Total Measured and Indicated ii	53,550,000	0.030	0.286	1,586,000	15,330,000

Inferred Resource	26,300,000	0.021	0.177	552,000	4,660,000
i.	Resource total based on a gold cutoff of 0.007 ounces per ton
ii.	Rounding differences may occur

Dayton Area Details

The 2013 Report also re-states the Company’s mineral resource estimate for the Dayton Resource Area, which was completely described in the 2011 Report. This area, south of the Lucerne Resource Area, includes the historic Dayton, Alhambra, Kossuth, Cherokee, and Metropolitan mines.

Ongoing Activities

The Company is currently ramping-up mining and processing activities in the Lucerne mine, with the goal of increasing the production rate to 400 gold-equivalent ounces per week. The ongoing technical program includes continuing infill drilling, metallurgical testing, and geotechnical testing for a second mine in the Dayton Resource Area. In addition, the Company is designing a new phase of exploration drilling to include its highest-potential targets, including fully-developing the East Side and Chute targets in the Lucerne Resource Area, and the continuation of the mineralization from the Dayton Resource Area into both the Spring Valley and Oest target areas.

COMSTOCK MINING
P.O. Box 1118 • 1200 American Flat Road • Virginia City, NV 89440	Investors (775) 847-0545 • Facsimile (775) 847-4762

Mr. DeGasperis concluded, “Discovery of the East-side Chute, similar to certain historic bonanzas was inevitable but no less thrilling for our team. We look forward to finalizing our updated drill programs for 2013, and resuming those activities after the Lucerne Mine stabilizes production at our 400 ounce per week target.”

About Comstock Mining Inc.

Comstock Mining Inc. is a Nevada-based gold and silver mining company with extensive, contiguous property in the Comstock District. The Company began acquiring properties in the Comstock District in 2003. Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and commenced production in 2012. The Company continues acquiring additional properties in the district, expanding its footprint and creating opportunities for further exploration and mining. The goal of its strategic plan is to deliver stockholder value by validating qualified resources (at least measured and indicated) and reserves (probable and proven) of 3,250,000 gold equivalent ounces and commencing commercial mining and processing operations with annual production rates of 20,000 gold equivalent ounces.

Forward-Looking Statements

This press release and any related calls or discussions may contain forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements include statements about matters such as: future prices and sales of and demand for our products; future industry market conditions; future changes in our exploration activities, production capacity and operations; future exploration, production, operating and overhead costs; operational and management restructuring activities (including implementation of methodologies and changes in the board of directors); future employment and contributions of personnel; tax and interest rates; capital expenditures and their impact on us; nature, timing and accounting for restructuring charges, gains or losses on debt extinguishment, derivative liabilities and the impact thereof; productivity, business process, rationalization, restructuring, investment, acquisition, consulting, operational, tax, financial and capital projects and initiatives; contingencies; environmental compliance and changes in the regulatory environment; offerings, sales and other actions regarding debt or equity securities; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our SEC filings and the following: the current global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources and reserves; operational or technical difficulties in connection with exploration or mining activities; contests over our title to properties; potential dilution to our stockholders from our recapitalization and balance sheet restructuring activities; potential inability to continue to comply with government regulations; adoption of or changes in legislation or regulations adversely affecting our businesses; business opportunities that may be presented to or pursued by us; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to unexpected equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, copper, diesel fuel, and electricity); changes in generally accepted accounting principles; geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues organically; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies and equipment raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. We undertake no obligation to publicly update or revise any forward-looking statement.

COMSTOCK MINING
P.O. Box 1118 • 1200 American Flat Road • Virginia City, NV 89440	Investors (775) 847-0545 • Facsimile (775) 847-4762

Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy any securities.

Contact information for Comstock Mining Inc.: PO Box 1118 Virginia City, NV 89440
questions@comstockmining.com
http://www.comstockmining.com

Corrado De Gasperis		Kimberly Shipley
President & CEO		Manager of Investor Relations
Tel (775) 847-4755		Tel (775) 847-0545
degasperis@comstockmining.com		shipley@comstockmining.com

COMSTOCK MINING
P.O. Box 1118 • 1200 American Flat Road • Virginia City, NV 89440	Investors (775) 847-0545 • Facsimile (775) 847-4762

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